EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Roubik Gregorian, certify that:

1. I have reviewed this Annual Report on this Form 10-K/A of Exar Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2006

/s/ ROUBIK GREGORIAN
Roubik Gregorian
Chief Executive Officer, President and Director
(Principal Executive Officer)